UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 29, 2018 (August 24, 2018)

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On August 24, 2018, Activision Blizzard, Inc. (the “Company”) entered into the Seventh Amendment (the “Amendment”) to the Credit Agreement, dated as of October 11, 2013 (as amended by the First Amendment, dated as of November 2, 2015, the Second Amendment, dated as of November 13, 2015, the Third Amendment, dated as of December 14, 2015, the Fourth Amendment, dated as of March 31, 2016, the Fifth Amendment, dated as of August 23, 2016, and the Sixth Amendment, dated as of February 3, 2017, the “Existing Credit Agreement”, and as amended and restated by the Amendment, the “Credit Agreement”), among the Company, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and collateral agent for the lenders, and the several other agents party thereto.

The Amendment, among other things: (i) provides for a new tranche of revolving credit commitments in an aggregate principal amount of $1,500,000,000 (the “Revolving Credit Facility”); (ii) amends the Credit Agreement to remove mechanics related to the former term loan facility, which was repaid in full immediately prior to the effectiveness of the Amendment; and (iii) eliminates and amends certain representations, warranties and covenants to reflect the Company’s investment grade credit ratings.  The Revolving Credit Facility replaced the Company’s Revolving Credit Facility under, and as defined in, the Existing Credit Agreement (the “Existing Revolver”) in its entirety.  Any proceeds under the Revolving Credit Facility will be used for general corporate purposes and working capital needs.

The Revolving Credit Facility is scheduled to mature on August 24, 2023.  Borrowings under the Revolving Credit Facility will bear interest, at the Company’s option, at either (a) a base rate equal to the highest of (i) the federal funds rate, plus 1/2 of 1%, (ii) the prime commercial lending rate of Bank of America, N.A. and (iii) the London Interbank Offered Rate (“LIBOR”) for an interest period of one month beginning on such day plus 1.00%, or (b) LIBOR, in each case, plus an applicable interest margin.  LIBOR will be subject to a floor of 0% and base rate will be subject to an effective floor of 1.00%.  The applicable interest margin for borrowings under the Revolving Credit Facility will range from 0.875% to 1.375% for LIBOR borrowings and from 0.000% to 0.375% for base rate borrowings and will be determined by reference to a pricing grid based on the Company’s Corporate Rating (as defined in the Credit Agreement).

Under the Credit Agreement, the Company is subject to a financial covenant (the “Financial Covenant”) requiring the Company’s Consolidated Total Net Debt Ratio (as defined in the Credit Agreement) not to exceed on or prior to the last day of the first full fiscal quarter after the date of the Amendment, 3.75:1.00 (or, at the Company’s option and for a limited period of time upon the consummation of a Qualifying Acquisition (as defined in the Credit Agreement), 4.25:1.00).  The Credit Agreement contains covenants customary for transactions of this type for issuers with similar credit ratings including those restricting liens, debt of non-guarantor subsidiaries and certain fundamental changes, in each case with exceptions, including exceptions for secured debt and debt of non-guarantor subsidiaries of the Company in each case up to an amount not exceeding 7.5% of Total Assets (as defined in the Credit Agreement).

A copy of the Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such Amendment.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 with respect to the Amendment is incorporated by reference into this Item 2.03.

Item 9.01.                                        Financial Statements and Exhibits.

10.1

Seventh Amendment, dated as of August 24, 2018, to the Credit Agreement, dated as of October 11, 2013, by and among Activision Blizzard, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the several other agents party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 29, 2018

ACTIVISION BLIZZARD, INC.

By:	/s/ Jeffrey A. Brown
Jeffrey A. Brown
Secretary